Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200 • Fax: (239) 277-5237
     For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Chico’s FAS, Inc. Signs Agreement to Acquire Minnesota Franchise Rights
•     Deal Includes 12 Existing Franchise Stores
     Fort Myers, FL - January 11, 2007 - Chico’s FAS, Inc. (NYSE: CHS) announced today that it signed a definitive agreement to acquire the franchise rights for the State of Minnesota through its purchase of a substantial portion of the assets of its Minnesota franchisee, Intraco, Inc., d/b/a Chico’s of Minnesota.
     The Minnesota franchisee, which holds territorial franchise rights to the entire state of Minnesota for the Chico’s brand, currently operates twelve Chico’s brand store locations in Minnesota. The acquisition will include all existing locations together with the reacquisition of the territorial franchise rights to the state of Minnesota. The Company declined to report the purchase price, but confirmed that it would be paid in cash and that the acquisition would be fully financed through the Company’s available cash resources.
     Scott A. Edmonds, President & CEO, commented, “This is a bittersweet announcement for us. We are thrilled with the opportunity to acquire the Minnesota franchise rights and the chance to more fully develop the Chico’s family of brands in Minnesota. We are saddened, however, as it brings to an end a great relationship with our long-time friends and business partners Dottie Dekko, Danna and Rick Atherton, and Lezlie Bork.” Mr. Edmonds continued, “From the Tom Dekko memorial plaque proudly displayed at our headquarters, to the tree planted in honor of their first franchise store, Chico’s of Minnesota will always have a treasured place in the history of Chico’s FAS, Inc.”
     The acquisition is expected to be slightly accretive to earnings for fiscal 2007. Consummation of this transaction is subject to customary closing conditions and is expected to close in February 2007. Chico’s was advised on the transaction by BB&T Capital Markets.
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 907 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company owns 540 Chico’s front-line stores, 32 Chico’s outlet stores, 249 White House | Black Market front-line stores, 14 White House | Black Market outlet stores, 49 Soma by Chico’s stores, 9 Fitigues front-line stores and 1 Fitigues outlet store; franchisees own and operate 13 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
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